Exhibit 32

                SECTION 906 CERTIFICATION BY DWIGHT O. SEEGMILLER

Pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2003, Dwight O. Seegmiller hereby certifies that:

1. This report fully complies with the requirements of Section 13(a) or 15(d) of the 1934 Act, and

2. The information contained in this report fairly presents, in all material respects, the registrant's financial condition and results of operations of the registrant.


Date May 7, 2004                          By /s/ Dwight O. Seegmiller
     -------------                           -----------------------------------
                                             Dwight O. Seegmiller, President and
                                             Chief Executive Officer

                   SECTION 906 CERTIFICATION BY JAMES G. PRATT

Pursuant to the requirements of Section 906 of the Sarbanes-Oxley Act of 2003, James G. Pratt hereby certifies that:

1. This report fully complies with the requirements of Section 13(a) or 15(d) of the 1934 Act, and

2. The information contained in this report fairly presents, in all material respects, the registrant's financial condition and results of operations of the registrant.


Date May 7, 2004                             By  /s/ James G. Pratt
     -------------                           -----------------------------------
                                             James G. Pratt, Treasurer and
                                             Chief Financial Officer


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